EXHIBIT 15.1
[Letterhead of Maples and Calder]
China Techfaith Wireless Communication Technology Limited
Tower C, No.5, Tongchang East Street
Beijing Economic-Technological Development Area (Yi Zhuang), Beijing 100176
People’s Republic of China
May 23, 2011
Dear Sirs,
RE: CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED (THE “COMPANY”)
We consent to the reference to our firm under the heading “Cayman Islands Taxation” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, which will be filed with the Securities and Exchange Commission in the month of May 2011.

Yours faithfully, /s/ Maples and Calder Maples and Calder